Exhibit 10.2

AGREEMENT

AGREEMENT (the "Agreement ”) dated as of  December 11, 2009, by and among., Diamond Technologies Inc.Nevada corporation whose principal office is located at 2795 Barton Street East, Unit 5, Hamilton, ON L8E 2J8 Canada (“DTI ”); and John Cecil, Grace Cecil,  Samuel Baker and Carol Baker who are directors and shareholders of Rophe Medical Technologies Inc. (collectively referred to as “SELLER”); and Rophe Medical Technologies Inc., a corporation organized under the laws of  Canada whose principal office is located at 255 Duncan Mill Road, Unit 504,Toronto, ON M3B 3H9 Canada (“ROPHE”)

      A.           ROPHE is engaged in the business of  providing health technology solutions

B.           SELLER owns 300 shares of ROPHE which constitutes all of the issued and outstanding shares of ROPHE.

C.           DTI  is a publicly traded company engaged in the business of offering a comprehensive supply of products to the printing industry.  On the Closing Date (as defined herein), DTI will have authorized capital of 100,000,000 shares of common stock, $0.00001 par value per share.

D.           Prior to the Closing Date of the Agreement, DTI  will have 16,720,002 shares of Common Stock issued and outstanding.

E.           DTI  desires to acquire one hundred percent (100%) of the issued and outstanding common stock of ROPHE, in consideration for which DTI  shall issue to ROPHE’s shareholders   restricted shares of its Common Stock  and cash.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

ARTICLE I

ACQUISITION OF ROPHE SHARES BY DTI

1.1         Acquisition of ROPHE. In the manner and subject to the terms and conditions set forth herein, DTI  shall acquire from SELLER, all of the issued and outstanding shares of ROPHE (the "ROPHE Shares").

1.2         Effective Date. If all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, the transactions set forth herein (the "Exchange") shall become effective on the Closing Date as defined herein.

      1.3         Consideration.

(a)
In consideration with the acquisition of the ROPHE Shares, DTI  will issue to SELLER 3,000,000 of its shares of Common Stock (the "DTI  Shares") and pay SELLER $1,200,000 as follows:  $50,000 within 30 days of the execution of this Agreement; $200,000 on March 31, 2010; $250,000 on April 30, 2010; $233,333 on the launch of Project 1; $233,333 on the launch of Project 2; and, $233,334 on the launch of Project 3.  Each of the projects is more fully described on an attachment to this Agreement.  Launching will deemed to have occurred when a project has generated $500,000 in collected revenue.

  (b)          If the outstanding shares of DTI  Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization, or other similar transaction, then the number of shares of Common Stock referenced in Section 1.3(a), above, shall be appropriately adjusted.

  (c)           No fractional shares of DTI  Common Stock shall be issued in connection with this Agreement, and no certificates or scrip for any such fractional shares shall be issued.

      1.4         Effect of Stock Exchange. As of the Closing Date, all of the following shall occur:

  (a)           The Articles of Incorporation of ROPHE and DTI , as in effect on the Effective Date, shall continue in effect without change or amendment.

  (b)           The Bylaws of ROPHE and DTI , as in effect on the Closing Date, shall continue in effect without change or amendment.

  (c)           Upon the Closing Date, Leonard Steinmetz shall be appointed Chief Financial Officer of DTI, John Cecil and Samuel Baker will be appointed to the Board of Directors of DTI , in accordance with the notice provisions of Rule 14f-1 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, Vinod Gandhi will resign as Chief Financial Officer

      1.5         Further Action. From time to time after the Closing, without further consideration, the parties shall execute and deliver such instruments of conveyance and transfer and shall take such other action as any party reasonably may request to more effectively transfer the ROPHE Shares and DTI  Shares.

ARTICLE II

CONDUCT OF BUSINESS PENDING CLOSING; STOCKHOLDER APPROVAL

DTI , SELLER and ROPHE covenant that between the date hereof and the Closing Date (as hereinafter defined):

2.1         Access by Parties.  The parties will allow each other access to their books and records 2.2 Conduct of Business. During the period from the date hereof to the Closing Date, the business of DTI  and ROPHE shall be operated by the respective entities in the usual and ordinary course of such business and in material compliance with the terms of this Agreement.

2.3         Shareholder Approval. Shareholder approval will only be obtained when such is required by law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF DTI

DTI  represents and warrants to SELLER and ROPHE as follows

3.1         Organization and Standing. DTI  is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. DTI  has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law except where the failure to qualify (individually or in the aggregate) will not have any material adverse effect on the business or prospects of DTI . The copies of the Articles of Incorporation and Bylaws of DTI , as amended to date and made available to SELLER and ROPHE, are true and complete copies of these documents as now in effect.

      3.2         Capitalization

  (a)           DTI  is authorized to issue 100,000,000 shares of common stock, par value $0.00001 per share.  There are currently 16,720,002 shares of common stock outstanding.  DTI  is also authorized to issue 100,000,000 preferred shares, par value $0.00001 per share.  Currently there are no shares of preferred stock outstanding.  There are no subscriptions, warrants, rights or calls or other commitments or agreements to which DTI  is a party or by which it is bound, pursuant to which DTI  is or may be required to issue or deliver securities of any class. Other than as set forth in the DTI  Disclosure Schedule, there are no outstanding securities convertible or exchangeable, actually or contingently, into common stock or any other securities of DTI .

  (b)           All outstanding shares of DTI  capital stock have been issued and granted in compliance with all applicable securities laws and other applicable legal requirements.

  (c)           DTI  has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances of any third persons.

3.3          Subsidiaries. DTI  owns no subsidiaries nor does it own or have an interest in any other corporation, partnership, joint venture or other entity.

3.4         Authority. DTI’s  Board of Directors has determined that the transaction described in this Agreement is fair to and in the best interests of DTI’s  stockholders. The execution, delivery and performance by DTI  of this Agreement (including the contemplated issuance of  3,000,000 DTI  Shares in accordance with this Agreement) has been duly authorized by all necessary action on the part of DTI . DTI  has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by DTI  in accordance herewith, the valid and binding obligations of DTI , enforceable in accordance with their respective terms.

3.5          Assets. Except as set forth in the DTI  Disclosure Schedule, DTI  has no material assets. DTI  has good and marketable title to all of the assets and properties listed on Schedule 3.5 and as reflected on the balance sheet included in the DTI  Financial Statements (as hereinafter defined).

3.6          Contracts and Other Commitments. Except as set forth in Schedule 3.6 of the DTI  Disclosure Schedule, DTI  is not a party to any contracts or agreements.

3.7          Litigation. There is no claim, action, proceeding, or investigation pending or, to its knowledge, threatened against or affecting DTI  before or by any court, arbitrator or governmental agency or authority which, in its reasonable judgment, could have a material adverse effect on the operations or prospects of DTI . There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against DTI  or asserted against DTI  that has not been paid.

3.8          Taxes. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add_ on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes.

                          (a)           DTI  has duly filed all Returns required to be filed by it other than Returns (individually and in the aggregate) where the failure to file would have no material adverse effect on the business or prospects of DTI . All such Returns were, when filed, and to the knowledge of DTI  are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. DTI  has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date.

  (b)           DTI  is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the knowledge of DTI , no claim for assessment or collection of any Tax related to DTI  has been asserted against DTI  that has not been paid. There are no Tax liens upon the assets of DTI . There is no valid basis, to DTI’s  knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to DTI  by any governmental authority.

3.9         Compliance with Laws and Regulations. DTI  has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local and foreign) applicable to it in all jurisdictions where the business of DTI  is conducted or to which DTI  is subject, including all requisite filings with the SEC. DTI  has not made any misrepresentation nor has omitted any material facts in any of its SEC filings to date.

3.10       Hazardous Materials. To the knowledge of DTI , DTI  has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materials." As used herein, the term “Hazardous Materials” means any substance now or hereafter designated pursuant to Section 307(a) and 311 (b)(2)(A) of the Federal Clean Water Act, 33 USC §§ 1317(a), 1321(b)(2)(A), Section 112 of the Federal Clean Air Act, 42 USC § 3412, Section 3001 of the Federal Resource Conservation and Recovery Act, 42 USC § 6921, Section 7 of the Federal Toxic Substances Control Act, 15 USC § 2606, or Section 101(14) and Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC §§ 9601(14), 9602.

3.11       No Breaches. The making and performance of this Agreement will not (i) conflict with or violate the Articles of Incorporation or the Bylaws of DTI , (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which DTI  is a party or by which DTI  or any of its businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of  DTI  under, or create any rights of termination, cancellation or acceleration in any person under, any contract.

3.12       Employees. DTI  has no employees that are represented by any labor union or collective bargaining unit. Nor does DTI  have any employment agreements or compensation plans which are in effect with anyone.

3.13       Financial Statements. Year end audited financial statements and unaudited quarterly stub financial statements are available online at www.sec.gov (collectively the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of DTI  for the periods indicated, prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied. There are no assets of DTI  the value of which is materially overstated in said balance sheets.

3.14       Absence of Certain Changes or Events. Except as set forth in the DTI  Disclosure Schedule, since Dec. 2008 (the "Balance Sheet Dates"), there has not been:

  (a)           any material adverse change in the financial condition, properties, assets, liabilities or business of DTI ;

  (b)           any material damage, destruction or loss of any material properties of DTI , whether or not covered by insurance;

  (c)           any material adverse change in the manner in which the business of DTI  and has been conducted;

  (d)           any material adverse change in the treatment and protection of trade secrets or other confidential information of DTI ; and

  (e)           any occurrence not included in paragraphs (a) through (d) of this Section 3.14 which has resulted, or which DTI  has reason to believe, might be expected to result in, a material adverse change in the business or prospects of DTI .

3.15       Government Licenses, Permits, Authorizations. DTI  has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). All such Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or, to the knowledge of DTI , threatened.

3.16       Employee Benefit Plans.

  (a)           DTI  has no bonus, material deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan Other than the payment of a bonus of $150,000 to Herb Adams, $150,000 to Mary Kricfalusi, $30,000 to Vince Leitao and $20,000 to Vinod Gandhi for the fiscal year ending December 31, 2009.

  (b)           DTI  has not maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any similar pension benefit plan under the laws of any foreign jurisdiction.

  (c)           Except as set forth in  the DTI  Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Exchange or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of DTI , or result in any acceleration of the time of payment, provision or vesting of any such benefits.

3.17       Business Locations. Other than as set forth in the DTI  Disclosure Schedule, DTI does not own or lease any real or personal property in any state or country.

3.18       Intellectual Property. DTI  owns no intellectual property of any kind. DTI  is not currently in receipt of any notice of any violation or infringements of, and is not knowingly violating or infringing, or to the best of its knowledge has not violated or infringed the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.

3.19       Governmental Approvals. Except as set forth in the DTI  Disclosure Schedule, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by DTI  with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with DTI’s  execution, delivery and performance of this Agreement. Except as set forth in the DTI  Disclosure Schedule, no consents of any other parties are required to be received by or on the part of DTI  to enable DTI  to enter into and carry out this Agreement.

      3.20        Transactions with Affiliates. Except as set forth in the DTI  Disclosure Schedule, DTI  is not indebted for money borrowed, either directly or indirectly, from any of its officers, directors, or any Affiliate (as defined below), in any amount whatsoever; nor are any of its officers, directors, or Affiliates indebted for money borrowed from DTI ; nor are there any transactions of a continuing nature between DTI  and any of its officers, directors, or Affiliates not subject to cancellation which will continue beyond the Closing Date, including, without limitation, use of the assets of DTI  for personal benefit with or without adequate compensation. For purposes of this Agreement, the term "Affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. As used in the foregoing definition, the term (i) "control” shall mean the power through the ownership of voting securities, contract or otherwise to direct the affairs of another person and (ii) "person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal, state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

3.21       No Distributions. DTI  has not made nor has any intention of making any distribution or payment to any of its shareholders with respect to any of its shares prior to the Closing Date.

3.22       Liabilities. DTI  has no material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) Liabilities fully and adequately reflected or reserved against on the DTI Balance Sheet, (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of DTI , or (iii) Liabilities otherwise disclosed in this
Agreement, including the exhibits hereto and DTI  Disclosure Schedule.

3.23       Accounts Receivable. DTI  has no accounts receivable.

3.24       Insurance. DTI  has no insurance policies in effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER AND ROPHE

Except as set forth in the ROPHE Disclosure Schedule, SELLER and ROPHE warrant and represent to DTI  as follows:

4.1         Organization and Standing of ROPHE. ROPHE is a corporation duly organized, validly existing and in good standing under the laws of  Canada, and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have a material adverse effect on the business or prospects of ROPHE. The copies of the Articles of Incorporation and Bylaws of ROPHE, as amended to date, and made available to DTI , are true and complete copies of those documents as now in effect.

4.2         Authority. The Board of Directors of ROPHE has determined that the   transaction described in this Agreement is advisable and in the best interests of the SELLER and ROPHE. ROPHE has approved and adopted this Agreement and the terms of the Exchange and has adopted a resolution recommending approval and adoption of this Agreement and the Exchange by ROPHE’s stockholders. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by ROPHE in accordance herewith, the valid and binding obligations of ROPHE, enforceable in accordance with their respective terms.

4.3         No Conflict. The making and performance of this Agreement will not (i) conflict with the Articles of Incorporation or the Bylaws of ROPHE, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which ROPHE is a party or by which ROPHE or any of their material assets, business, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of ROPHE, or create any rights of termination, cancellation, or acceleration in any person under any material agreement, arrangement, or commitment.

4.4         Properties. Except as set forth in the ROPHE Disclosure Schedule, SELLER has good and marketable title to all of the ROPHE Shares, free and clear of all liens, claims and encumbrances of third persons whatsoever, and ROPHE has good and marketable title to all of the assets and properties which it purports to own as reflected on the balance sheet included in the ROPHE Financial Statements (as hereinafter defined), or thereafter acquired.

4.5         Capitalization of ROPHE. The authorized capital stock of ROPHE consists of  unlimited number of class A authorized  shares of Common Stock, $no par value per share, of which 300 shares are issued and outstanding and Class B shares nothing outstanding.  There are no other classes of securities authorized for issuance by ROPHE.   Such outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and non-assessable. As of the date hereof, there were no outstanding options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of ROPHE or obligating ROPHE to issue or sell shares of Common Stock. To ROPHE’S knowledge, all outstanding shares of ROPHE capital stock have been issued and granted in compliance with all applicable legal requirements.

4.6         Governmental Approval; Consents. No authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by SELLER or ROPHE with any governmental authority, domestic or foreign, federal, state or local, is required in connection with SELLERS OR ROPHE’s execution, delivery and performance of this Agreement. Except as set forth in the ROPHE Disclosure Schedule, no consents of any other parties are required to be received by or on the part of SELLER or ROPHE to enable SELLER and ROPHE to enter into and carry out this Agreement.

4.7         Adverse Developments. Since December 31, 2008, there have been no material adverse changes in the assets, liabilities, properties, operations or financial condition of ROPHE, and no event has occurred other than in the ordinary and usual course of business or as set forth in the ROPHE Financial Statements which could be reasonably expected to have a materially adverse effect upon ROPHE.

4.8           Taxes. ROPHE has duly filed all returns required to be filed. All such returns were, when filed, and to ROPHE 's knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. ROPHE has paid in full all  taxes through the Closing Date. ROPHE is not a party to any pending action or proceeding by any governmental authority for the assessment of any tax, and, to the knowledge of ROPHE, no claim for assessment or collection of any tax has been asserted against ROPHE that have not been paid. There are no tax liens upon the assets of ROPHE. There is no valid basis, to ROPHE 's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any tax to be issued to ROPHE by any governmental authority.

4.9         Litigation. Except as set forth on the ROPHE Disclosure Schedule, there is no material claim, action, proceeding, or investigation pending or, to their knowledge, threatened against or affecting SELLER or ROPHE before or by any court, arbitrator or governmental agency or authority. There are no material decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against SELLER or ROPHE.

4.10       Compliance with Laws and Regulations. ROPHE has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements applicable to it in all jurisdictions in which its operations are currently conducted or to which it is currently subject.

4.11       Governmental Licenses, Permits and Authorizations. ROPHE has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

4.12       Liabilities. ROPHE has no material direct or indirect liabilities, as that term is defined in Section 3.22 ("ROPHE Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) ROPHE Liabilities fully and adequately reflected or reserved against on the ROPHE Balance Sheet, (ii) ROPHE Liabilities incurred in the ordinary course of the business of ROPHE, and (iii) ROPHE Liabilities otherwise disclosed in this Agreement, including the Exhibits hereto.

4.13       SELLER's Representations Regarding DTI  Shares.

  (a)           SELLER acknowledges that DTI  has limited assets and business and that the DTI  Shares are speculative and involve a high degree of risk, including among many other risks that the DTI  Shares will be restricted as elsewhere described in this Agreement and will not be transferable unless first registered under the Securities Act of 1933, as amended ("Act"), or pursuant to an exemption from the Act's registration requirements.

  (b)           SELLER acknowledges and agrees that it has been furnished with copies of the periodic reports of DTI  filed with the United States Securities and Exchange Commission including those on Forms 10-K and 10-Q since DTI’s  inception. SELLER has had an opportunity to ask questions of and receive answers from DTI  regarding its business, assets, results of operations, financial condition and plan of operation and the terms and conditions of the issuance of the DTI  Shares.

  (c)           SELLER is not a U.S. person (as defined in Regulation S promulgated under the Act (“Regulation S”), is acquiring the DTI Shares for its own account, and not for the account of any other person other than the benefit of SELLER, and SELLER has no current intent to make any resale, pledge, hypothecation, distribution or public offering of the DTI  Shares except as permitted by applicable law, including the provisions of Regulation S.

  (d)           SELLER, acting with the assistance of counsel and other professional advisers, possesses such knowledge and experience in financial, tax and business matters as to enable them to utilize the information made available by DTI , to evaluate the merits and risks of acquiring the DTI  Shares and to make an informed investment decision with respect thereto.

  (e)           SELLER was not solicited by DTI  or anyone on DTI’s  behalf to enter into any transaction whatsoever, by any form of general solicitation or general advertising, as those terms are defined in Regulation S.

  (f)           SELLER: (i) is domiciled and has SELLER’S principal place of business and/or residence outside the United States; and (ii) certifies that SELLER is not a U.S. Person and is not acquiring the DTI  Shares for the account or benefit of any U.S. Person; and (iii) at the time of the Closing, SELLER or persons acting on SELLER'S behalf in connection therewith, will be located outside the United States.

4.14       Contracts and Other Commitments. Schedule 4.14 of the ROPHE Disclosure Schedule consists of a true and complete list of all material contracts, agreements, commitments and other instruments (whether oral or written) to which ROPHE is a party. ROPHE has made or will make available to DTI  a copy of each such contract. All such contracts are valid and binding upon ROPHE and are in full force and effect and are enforceable in accordance with their respective terms. No such contracts are in breach, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under the terms thereof. To ROPHE’S knowledge, no stockholder of ROPHE has received any payment from any contracting party in connection with or as an inducement for causing ROPHE to enter into any such contract.

4.15       Absence of Certain Changes or Events. Except as set forth in the ROPHE Disclosure Schedule, since December 31, 2008 (the "Balance Sheet Date"), there has not been:

  (a)           any material adverse change in the financial condition, properties, assets, liabilities or business of ROPHE;

  (b)           any material damage, destruction or loss of any material properties of ROPHE, whether or not covered by insurance;

  (c)           any material adverse change in the manner in which the business of ROPHE and has been conducted;

                    (d)           any material adverse change in the treatment and protection of trade secrets or other confidential information of ROPHE; and

  (e)           any occurrence not included in paragraphs (a) through (d) of this Section 4.15 which has resulted, or which ROPHE has reason to believe, might be expected to result in a material adverse change in the business or prospects of ROPHE.

4.16       Financial Statements. The ROPHE Disclosure Schedule contains an audited financial statements for the two years ending December 31, 2008 and 2007 (collectively the "ROPHE Financial Statements"). The ROPHE Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of ROPHE for the periods indicated, prepared in accordance with GAAP, consistently applied. There are no assets of ROPHE the value of which is materially overstated in said balance sheets.

4.17       ROPHE Intellectual Property. Schedule 4.17 of the ROPHE Disclosure Schedule sets forth a complete and correct list and summary description of all intellectual property, including computer software, trademarks, trade names, service marks, service names, brand names, copyrights and patents, registrations thereof and applications therefore, applicable to or used in the business of ROPHE, together with a complete list of all licenses granted by or to ROPHE with respect to any of the above. Except as otherwise set forth in Schedule 4.17 all such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by ROPHE, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever. ROPHE is not currently in receipt of any notice of any violation or infringements of, and is not knowingly violating or infringing, the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset. ROPHE has not (i) licensed any of the material proprietary assets to any person or entity on an exclusive basis, or (ii) entered into any covenant not to compete or agreement limiting its ability to exploit fully any proprietary asset or to transact business in any market or geographical area or with any person or entity.

4.18       Subsidiaries. Except as set forth in Schedule 4.18 of the ROPHE Disclosure Schedule, ROPHE owns no subsidiaries nor does it own or have an interest in any other corporation, partnership, joint venture or other entity.

4.19       Hazardous Materials. To the knowledge of ROPHE, ROPHE has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materials." As used herein, the term “Hazardous Materials” means any substance now or hereafter designated which is found to be toxic or harmful to humans or the environment when present in certain amounts or quantities.

4.20       Employees. ROPHE has no employees that are represented by any labor union or collective bargaining unit.

4.21       Employee Benefit Plans. The ROPHE Disclosure Schedule identifies each salary, bonus, material deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or material agreement.

4.22       Business Locations. Other than as set forth in the ROPHE Disclosure Schedule, ROPHE does not own or lease any real or personal property in any state or country.

4.23       Insurance. Except as set forth in Schedule 4.23 of the ROPHE Disclosure Schedule, ROPHE has no insurance policies in effect.

4.24       No Omission or Untrue Statement. To the best of each party’s knowledge, no representation or warranty made by SELLER or ROPHE to DTI   in this Agreement, in the ROPHE Disclosure Schedule or in any certificate of a ROPHE officer required to be delivered to DTI  pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

ARTICLE V

CLOSING

5.1         Closing. The Exchange shall be completed on the first business day after the day on which the last of the conditions contained in this Article V is fulfilled or waived (the “Closing Date”); provided, however, that in no event shall the Closing occur later than December 31, 2009 , unless otherwise agreed to by the parties. The Closing shall take place at 2795 Barton Street East, Unit 5, Hamilton, ON  or such other place as the parties may agree. At the Closing, DTI , the , SELLER and ROPHE shall make the deliveries contemplated by this Agreement, and in accordance with the terms of this Agreement.

5.2         DTI’s  Closing Deliveries. At the Closing, in addition to documents referred elsewhere, DTI   shall deliver, or cause to be delivered, to ROPHE:

  (a)           a certificate, dated as of the Closing Date, executed by the President or Chief Executive Officer of DTI , to the effect that the representations and warranties contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that DTI  has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by DTI  on or prior to the Closing Date;

  (b)           certificates representing the DTI  Shares issuable upon consummation of the Exchange;

  (c)           Certified resolution of the Board of Directors  authorizing and approving the transactions set forth herein;

  (d)           The DTI  Disclosure Schedule;

  (e)           such other documents as SELLER, ROPHE, or their counsel may reasonably require.

5.3         ROPHE’s Closing Deliveries. At the Closing, in addition to documents referred to elsewhere, SELLER and/or ROPHE shall deliver to DTI :

  (a)           a certificate of ROPHE, dated as of the Closing Date, executed by the President or Chief Executive Officer of ROPHE to the effect that the representations and warranties of SELLER contained in this Agreement are true and correct in all material respects and that ROPHE has complied with or performed in all material respects all terms, covenants, and conditions to be complied with or performed by ROPHE on or prior to the Closing Date;

  (b)           certificates representing ROPHE Shares owned by SELLER, duly endorsed for transfer or accompanied by a properly executed stock power;

  (c)           certified resolutions of the Board of Directors and shareholders of ROPHE, authorizing and approving the transactions set forth herein;

  (d)           the ROPHE Disclosure Schedule;

  (e)           the Escrow Agreement as described in Section 5.2(e) hereinabove; and

  (f)           such other documents as DTI  or it's counsel may reasonably require.

ARTICLE VI

CONDITIONS TO OBLIGATIONS

The obligation of DTI  and SELLER AND ROPHE to  close is subject to the following conditions, any of which may be waived by the complying party  in its sole discretion.

6.1         SELLER and ROPHE have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with in all material respects by SELLER and ROPHE prior to or on the Closing Date;

6.2         SELLER’S and ROPHE’s representations and warranties contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

6.3         All documents and instruments required hereunder to be delivered by SELLER or ROPHE to DTI  at the Closing shall be delivered in form and substance reasonably satisfactory to DTI  and its counsel.

6.4         There is no litigation pending against any of the parties to this Agreement.

6.5         The Board of Directors of  ROPHE  and DTI  shall have approved this Agreement and the transactions contemplated hereby.

6.6         The parties shall have received any and all regulatory approvals and consents required to complete the transactions contemplated hereby.

ARTICLE VII

TERMINATION

7.1         Termination Prior to Closing.

  (a)           If the Closing has not occurred by  December 31, 2009, any party may terminate this Agreement at any time thereafter by giving written notice of termination to the other, provided, however, that no party may terminate this Agreement if such party has breached any material terms or conditions of this Agreement and such breach has prevented the timely closing of the Exchange. Notwithstanding the above, such deadline may be extended one or more times, only by mutual written consent of SELLER, ROPHE, and DTI ;

  (b)           Prior to December 31, 2009, any party may terminate this Agreement following the insolvency or bankruptcy of the other party hereto, or if any one or more of the conditions to Closing set forth in Article VI or Article VII shall become incapable of fulfillment or there shall have occurred a material breach of this Agreement and either such condition of breach shall not have been waived by the party for whose benefit the condition was established, then DTI  (in the case of a condition in Article VI) or SELLER (in the case of a condition specified in Article VII) may terminate this Agreement. In addition, either DTI  or SELLER may terminate this Agreement upon written notice to the other if it shall reasonably determine that the Exchange has become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities of a formal investigation or of any action, suit or proceeding of any kind against either or both parties.

7.2         Consequences of Termination. Upon termination of this Agreement pursuant to this Article VIII or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation under this Agreement except for the obligations in Section 10.4; provided, however, that no termination of this Agreement, pursuant to this Article VIII hereof or under any other express right of termination provided elsewhere in this Agreement shall operate to release any party from any liability to any other party incurred otherwise than under this Agreement before the date of such termination, or from any liability resulting from any willful misrepresentation of a material fact made in connection with this Agreement or willful breach of any material provision hereof.

ARTICLE VIII

ADDITIONAL COVENANTS

8.1         Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

8.2         Changes in Representations and Warranties of a Party. Between the date of thisAgreement and the Closing Date, no party shall directly or indirectly, enter into any transaction, take any action, or by inaction permit an otherwise preventable event to occur, which would result in any of the representations and warranties of such party herein contained not being true and correct at and as of the Closing Date. Each party shall promptly give written notice to the other parties upon becoming aware of (A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement, and (B) any impending or threatened breach in any material respect of any of the party's representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

      8.3        SEC Filings. The parties agree that the following filings shall be made with the Securities and Exchange Commission ("Commission"): (a) an information statement prepared pursuant to the requirements of Rule 14f-1 under the Exchange Act shall be filed with the Commission; (b) a report on Form 8-K will be filed with the Commission disclosing the consummation of the Exchange; and, (c) any and all other filings necessary to comply with the Exchange Act.

ARTICLE IX

SECURITIES

9.1         DTI  Shares Not Registered. SELLER has been advised that the DTI  Shares have not been and when issued, will not be registered under the Securities Act of 1933, the securities laws of any state of the United States or the securities laws of any other country and that in issuing and selling the DTI  Shares to SELLER pursuant hereto, DTI  is relying upon the "safe harbor provided by Regulation S for offers and sales of securities occurring outside the United States ("Regulation S") under the Act. Resales of the DTI  Shares may only be made pursuant to an effective registration statement or the availability of an exemption from registration. All certificates evidencing the DTI  Shares shall, unless and until removed in accordance with law, bear a restrictive legend substantially in the following form:

THE SHARES REPRESENTED HEREBY MAY NOT BE OFFERED AND SOLD BY THE HOLDER HEREOF EXCEPT: (A) IF THE OFFER OR SALE IS WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT")) AND THE SECURITIES ARE OFFERED AND SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO REGULATION S OR RULE 144 UNDER THE ACT.

9.2         Indemnification by DTI . DTI  shall indemnify SELLER and ROPHE in respect of, and hold SELLER and ROPHE harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by SELLER and ROPHE:

  (a)           resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement of DTI  contained in this Agreement; and

  (b)           resulting from any liability of DTI  incurred or resulting from activities that took place prior to the Closing not disclosed on the DTI  Financial Statements.

9.3         Indemnification by SELLER and ROPHE. SELLER and ROPHE shall jointly and severally indemnify DTI  in respect of, and hold DTI harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by DTI :

  (a)           resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement of SELLER or ROPHE contained in this Agreement; and,

  (b)           resulting from any liability of SELLER or ROPHE incurred or resulting from activities that took place prior to the Closing not disclosed on the ROPHE Financial Statements.

ARTICLE X

MISCELLANEOUS

10.1       Expenses. Each party shall each pay its own expenses incident to the negotiation, preparation, and carrying out of this Agreement, including legal and accounting and audit fees.

10.2       Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of DTI , or SELLER or ROPHE pursuant hereto, or in connection with the actions contemplated hereby shall be deemed representations, warranties and covenants by SELLER, ROPHE, and DTI  as the case may be, hereunder. All representations, warranties, and covenants made by DTI , or SELLER or ROPHE in this Agreement, or pursuant hereto, shall survive the Closing in a period of two (2) years.

10.3       Notices. All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the United States Postal Service or Canada  Postal Service, as the case may be, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section)

(a)           To SELLER:

(b)           To ROPHE:                      255 Duncan Mill Road, Ste. 504, Toronto, ON M3B 3H9

(c)           To DTI:                      2795 Barton Street East, Unit 5, Hamilton, ON L8E 2J8

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the tenth business day following the date deposited with the United States Postal Service or Canada  Postal Service, as the case may be, or (iii) 72 hours after shipment by such courier service.

10.4       Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Nevada without giving effect to the principles of conflicts of law thereof. All parties hereby irrevocably submit to the exclusive jurisdiction of the any state or federal court sitting in the state of Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that he/she/it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.

10.5       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

10.6       No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

10.7       Entire Agreement. This Agreement, including the Exhibits and Disclosure Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

10.8       Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

10.9       Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

10.10     Attorneys Fees. In the event any legal action is brought to interpret or enforce this Agreement, the party prevailing in such action shall be entitled to recover its attorneys’ fees and costs in addition to any other relief that it is entitled.

10.11     Consultants. Each party represents to the others that there is no broker or finder entitled to a fee or other compensation for bringing the parties together to effect the Exchange.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

DTI :	DIAMOND TECHNOLOGIES INC., a Nevada Corporation

	By.	VINCE LEITAO, President

ROPHE:	ROPHE MEDICAL TECHNOLOGIES INC, a corporation organized laws of the Province of Ontario, Canada

	By:	JOHN CECIL, President

SELLER:	LIST ALL SHAREHOLDERS OF ROPHE WITH SIGNATURE LINE
John Cecil	JOHN CECIL
Samuel Baker	SAMUEL BAKER
Grace Cecil	GRACE CECIL
Carol Baker	CAROL BAKER

DTI  Disclosure Schedule

ROPHE Disclosure Schedule